Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-143069) pertaining to the 2007 Incentive Award Plan of Skilled Healthcare Group, Inc. of our report dated February 26, 2008, with respect to the consolidated financial statements and schedule of Skilled Healthcare Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Orange County, California
February 26, 2008